EXHIBIT 23.1


GALLOGLY, FERNANDEZ & RILEY
Certified Public Accountant



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Sequiam Corporation
Orlando, Florida


We hereby consent to the incorporation by reference constituting a part of this Registration Statement of our report dated February 21, 2003 (except for Note 8, as to which the date is March 7, 2003), relating to the consolidated financial statements of Sequiam Corporation and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB, as amended on April 21, 2003 and June 13, 2003, for the year ended December 31, 2002.


/s/ Gallogly, Fernandez & Riley, LLP
--------------------------------------
GALLOGLY, FERNANDEZ & RILEY, LLP
Orlando, Florida

September 26, 2003


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